                                                                    EXHIBIT 99.1


[SPSS LOGO]


FOR IMMEDIATE RELEASE:
April 30, 2003

Contact:    Edward Hamburg            SPSS Inc.
            Executive VP/CFO          Investor Relations
            312.651.3000              800.457.0161
                                      e-mail: invest@spss.com



                  SPSS INC. REPORTS FIRST QUARTER 2003 RESULTS


CHICAGO, 04/30/03 -- SPSS Inc. (Nasdaq: SPSS), a global provider of predictive analytics technology and services, today announced results for its first quarter ended March 31, 2003.

Revenues and diluted earnings per share were $49.0 million and $0.08 in the quarter, as compared to $49.6 million and a loss per share of ($0.15) in the same period last year, respectively. Included in the results for the quarter ended March 31, 2002, were acquisition and other nonrecurring charges of $4.7 million, or 15 cents per diluted share.

Operating income improved to $2.0 million in the quarter from an operating loss of ($4.8) million in the same period last year. Included in the results for the quarter ended March 31, 2002, were acquisition and other nonrecurring charges of $4.7 million. This improved profitability was primarily due to the company's reduced expense structure resulting from the restructuring of its field operations in the second half of 2002. In addition, SPSS reduced its facilities and terminated certain investments. These expense control programs cut total headcount by seven percent, total payroll by eight percent, and field sales and services personnel by 25 percent.




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SPSS REPORTS FIRST QUARTER 2003 RESULTS                                        2
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The company recorded another quarter of positive cash flow from operations and improvement in its net cash position. Additionally, SPSS secured a four-year credit facility with Foothill Capital Corporation, a wholly owned subsidiary of Wells Fargo & Company (NYSE: WFC), providing the company with an expanded borrowing capacity of up to $25 million.

"We did reasonably well this quarter given that March barely showed up," said Jack Noonan, SPSS Inc. president and chief executive officer. "Like many software companies, we saw last-minute delays in purchase decisions that affected sales of our higher-ticket offerings, as well as lower revenues in Japan and the United Kingdom in what is usually their biggest quarter of the year."

"Yet we had solid revenue growth in January and February," continued Noonan. "This pre-March growth, combined with sales pipeline improvements and a lower cost base, makes me more confident than concerned about our ongoing performance this year."

                               SUMMARY OF RESULTS
                 (Unaudited; in millions, except for per share)


---------------------------------------------------------------
                                     THREE MONTHS ENDED
                                          MARCH 31,
---------------------------------------------------------------
                               2003        2002*      % CHANGE
---------------------------------------------------------------
NET REVENUES                  $49.0        $49.6        -1%
---------------------------------------------------------------
OPERATING INCOME               $2.0       ($4.8)         **
---------------------------------------------------------------
NET INCOME                     $1.4       ($2.5)         **
---------------------------------------------------------------
DILUTED EPS                   $0.08      ($0.15)         **
---------------------------------------------------------------
WEIGHTED SHARES              17,281       16,782         3%
---------------------------------------------------------------

*Includes acquisition and other non-recurring charges of $4.7 million, or 15 cents per diluted share





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SPSS REPORTS FIRST QUARTER 2003 RESULTS                                        3
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Commenting on the implications for SPSS of recent trends in the software industry, Noonan noted, "There has been a noticeable decline in spending on operational software, such as systems for enterprise resource planning (ERP) or customer relationship management (CRM). At recent meetings with customers and prospects, I learned why. Organizations are struggling to get additional value from their existing, sizable investments in this software technology. Surveys of information technology buying preferences also suggest that executives are redirecting spending to areas that will leverage what they've built to perform more effectively. SPSS is in an excellent position to capitalize on such a shift in IT spending priorities. Our customers are already extracting and leveraging this additional value. But our challenge at SPSS is to demonstrate to more people that what we provide yields measurable returns on investment. These returns can be achieved in months, not years, and at costs that can be continually justified by the benefits shown in higher revenues, reduced costs, or improved outcomes."

REVENUE PERFORMANCE

For 2003 and beyond, the company will discuss and report its revenues in the three categories used by most enterprise software companies:

     - Software Licenses, representing new sales of the company's tools, applications, and components on a perpetual, annual, or ASP (application services provider) basis;

     - Maintenance, representing recurring revenues recognized by the company from renewals of maintenance agreements associated with perpetual licenses or renewals of annual licenses; and

     - Services, representing revenues recognized from professional services engagements and training activities.

The company will continue to provide its revenues in the prior format, which distinguished "Analytical Solutions," "Market Research," "Statistics," and "ShowCase" revenues, for the remainder of 2003, as information supplemental to its earnings announcements.

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SPSS REPORTS FIRST QUARTER 2003 RESULTS                                        4
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SOFTWARE LICENSES

Revenue from new software licenses declined 8 percent to $20.6 million in the quarter from $22.4 million in the same period last year. These results were primarily due to a drop in revenues from its higher-priced analytical tools, applications, and components, but partially offset by an increase in sales of lower-priced statistical analysis tools.

New license revenue from SPSS statistical analysis tools was up from first quarter 2002 in the corporate, higher education, and state and local government markets in the United States. Several European markets also showed growth, including France, Spain, Sweden, and countries managed through indirect distribution. Revenues from statistical tools declined in the United Kingdom and were flat in other international markets.

Sales in the quarter of the company's NetGenesis(R) Web analytics application included a new license to SEAGATE TECHNOLOGY (NYSE: STX), the leading provider of hard drives for enterprise, personal computer, and consumer electronics, to improve the effectiveness of its online content. Another new agreement was signed with YELL.COM, the leading online classified directory service in the United Kingdom, to analyze online customer experiences. Yell.com joins a growing number of companies to which SPSS delivers NetGenesis capabilities on an application service provider (ASP) basis.

Multiple transactions were concluded involving high-value integrations between the company's Clementine(R) data mining workbench and related SPSS technologies. In an effort to examine billing patterns and develop more effective payment programs, PEOPLE'S ENERGY (NYSE: PGL), a Chicago-based diversified energy company, is implementing a predictive analytics solution that combines the power of Clementine and SPSS statistical analysis tools. Targeting customer loyalty, TIPNESS, a Tokyo-based chain of health clubs, licensed both the SPSS data and text mining offerings to better understand club member characteristics and behavior.

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SPSS REPORTS FIRST QUARTER 2003 RESULTS                                        5
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Providers of wireless telecommunications further demonstrated their appreciation for the value of predictive analytics in this highly competitive and volatile market. NTT DOCOMO, Japan's largest mobile phone company, licensed SPSS data mining tools to improve response to direct mail campaigns and determine which services their best customers use. SPSS also made the first sales of its data mining technology to major telecommunications firms in China. CHINA TELECOM, JIANGSU MOBILE, and INNER MONGOLIA MOBILE will use SPSS predictive analytics technology to better target offers, assess credit risks, and improve the overall profitability of their marketing activities.

Larger public sector sales in the United States were dominated by transactions with state and local government agencies. SPSS systems integration partners concluded the largest of these agreements as part of comprehensive analytical solutions detecting fraud in Medicaid programs, such as:

     -  HWT, for the Washington State Department of Social and Health Services;
        and

     - BULL SERVICES INC., in an extension of an earlier agreement with the State of New York Department of Health.

SPSS continues to be the dominant provider of analytical software to the market research industry. While new sales to this market declined by 5 percent in the quarter compared to the same period last year, significant transactions were completed with such leading market research firms as Ipsos-Reid, Western Wats, and NOP World.

MAINTENANCE

Revenue from maintenance agreements and renewals of annual licenses increased 14 percent to $20.2 million in the quarter from $17.7 million in the same period last year. This increase was driven by higher renewal rates across almost every SPSS product line, particularly among the extensive installed base using its statistical analysis and business intelligence tools. This performance reflects the company's commitment to driving long-term customer relationships by consistently delivering high-quality releases of existing software and responsive customer support.
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SPSS REPORTS FIRST QUARTER 2003 RESULTS                                        6
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Maintenance increased as a percentage of total revenues to 41 percent in the quarter ended March 31, 2003, from 36 percent in the same period last year.

SERVICES

Revenue from professional service engagements and training declined 14 percent to $8.3 million in the quarter from $9.6 million in the same period last year. This decrease was primarily due to a fall off in implementation services associated with the lower number of new licenses for ShowCase products. Training revenues were flat compared to the first quarter in 2002, as were revenues from the SPSS Online (AOL) business. Sizable consulting engagements in the quarter included a member retention project for one of the world's largest providers of Internet services and, in conjunction with Bull Systems, the completion of a Medicaid fraud prevention system for the State of New York Department of Health.

FINANCIAL COMMENTARY

Speaking to other aspects of the first quarter, Edward Hamburg, SPSS executive vice president and chief financial officer, said, "The company's internal rate of growth was down just under four percent. It was important for us to determine how much of this amount was due to delayed decisions stemming from war-induced uncertainty, longer-term issues related to weak economic environments, and problems in execution. We concluded that about two-thirds of the decline was potentially short-term or under our control, indicating that major adjustments are probably not required in the second half of the year."

"Expenses in the quarter came in as expected," continued Hamburg. "Our operating margin of four percent compared to an operating loss of nine percent, caused primarily by one-time charges, in the same period last year. Although our expenses should gradually grow in subsequent quarters as revenues increase, the cost structure will continue to be leveraged towards operating margin improvement. Currency effects on operating profit should also continue to be immaterial for at least the next few months."

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SPSS REPORTS FIRST QUARTER 2003 RESULTS                                        7
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Hamburg also provided the following detail on other financial aspects of the quarter.

------------------------------------------------------------------------------------------------------------------------------------
TOPIC                    COMMENTS
------------------------------------------------------------------------------------------------------------------------------------
Cost of license and      Decreased from first quarter 2002 due to lower cost of goods related to the decline in license revenues,
maintenance revenues     lower Hyperion royalties, a positive book-to-physical inventory adjustment, and lower amortization of purchased technology.
------------------------------------------------------------------------------------------------------------------------------------
Sales, marketing, and    Shows the reduction in the number of sales and professional services personnel as a result of the field
services costs           reorganization implemented in August 2002; partially offset by increases due to changes in currency exchange rates.
------------------------------------------------------------------------------------------------------------------------------------
R&D costs                Increased due to the addition of LexiQuest(TM) development personnel, lower amounts of R&D expense capitalized, and changes in currency exchange rates.
------------------------------------------------------------------------------------------------------------------------------------
G&A costs                Decreased due to the cost reduction programs associated with the field reorganization implemented in
                         August 2002 and lower administrative costs related to the NetGenesis and LexiQuest acquisitions; partially offset by increases due to changes in currency exchange rates.
------------------------------------------------------------------------------------------------------------------------------------
Special G&A              None in the current quarter, compared to first quarter 2002 costs associated with the NetGenesis and
charges                  LexiQuest acquisitions.
------------------------------------------------------------------------------------------------------------------------------------
Other income & income    Gains from currency translations due to the weakening of the $US against other major currencies, partially
taxes                    offset by net interest expense from line-of-credit borrowings, the decline in value of $US-denominated receivables held overseas, and $227K of imputed (non-cash) interest related to the company's October
                         2001 transaction with AOL Time Warner. 36 percent effective tax rate.
------------------------------------------------------------------------------------------------------------------------------------
Cash                     Increased to $23 million from $15.6 million in December 2002 due to cash from operations generated from operating income, as well as an overall increase in working capital primarily supported by a decrease in accounts receivable.
------------------------------------------------------------------------------------------------------------------------------------
Days Sales Outstanding   77 days average rate (71 spot rate). Compares to 78 days average rate (78 spot rate) in December 2002.
------------------------------------------------------------------------------------------------------------------------------------
Other assets             Deferred tax assets due to net operating loss carry-forwards. Includes goodwill related to the ISL, AOL,
                         NetGenesis, LexiQuest and netExs transactions, as well as intangibles from the AOL transaction and netExs,
                         NetGenesis, and LexiQuest acquisitions. Decrease from December 2002 caused by amortization of intangibles.
------------------------------------------------------------------------------------------------------------------------------------

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SPSS REPORTS FIRST QUARTER 2003 RESULTS                                        8
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
------------------------------------------------------------------------------------------------------------------------------------
Capitalized              Increased from December 2002 due to the purchase of third-party technologies. Includes the determined
software                 value of the technologies acquired in the netExs, NetGenesis and LexiQuest acquisitions. Target capitalization for the fiscal year is 10%-12% of research and development costs.
------------------------------------------------------------------------------------------------------------------------------------
Deferred revenues        Up from December 2002 to reflect growth in recurring revenues from renewals of annual licenses and maintenance agreements.
------------------------------------------------------------------------------------------------------------------------------------
Current liabilities      Decreased as a result of reductions in accrued liabilities from acquisitions and tax payments made internationally, partially offset by an increase in accounts payable.
------------------------------------------------------------------------------------------------------------------------------------
Staff                    1,255 full-time employees as of March 31, 2003; with 229 sales representatives (190 quota-carrying).
                         Compares to 1,263 full-time employees in December 31, 2002 (234 sales representatives, 195 quota-carrying), and pre-reorganization figures of 1,395 full-time employees in June 2002 (297 as sales representatives,
                         226 quota-carrying). 58% are employed in North America (33% at headquarters in Chicago), 42% in international offices.
------------------------------------------------------------------------------------------------------------------------------------


OUTLOOK

Hamburg said, "I currently see no clear evidence suggesting that a change is warranted in our earlier guidance on the company's projected annual performance in 2003, which was:

     -  Revenues in the range of $215 million to $225 million; and

     - Diluted earnings per share in the range of $0.65 to $0.75."

"The second quarter will help us understand just how much of what we saw in the first was transitory or correctable," he explained. "Our earnings performance is very much on track for the year. While the pattern of revenues in 2002 may change in 2003 to show more improvement in the second half, the pattern of earnings still should approximate the prior year. With continued cost controls, the anticipated increases in earnings will be distributed across the remaining quarters of the fiscal year. The summary table shows that we are also making some progress after the first three months of 2003 toward achieving our 2006 performance goals for productivity and profitability."


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SPSS REPORTS FIRST QUARTER 2003 RESULTS                                        9
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               PERFORMANCE VS. PRODUCTIVITY AND PRODUCTIVITY GOALS


--------------------------------------------------------------------------------------------------------------------------------
                                                                    Q1 2003 *
ITEM                                            2002*         TRAILING TWELVE MONTHS                  2003          2006 TARGET
--------------------------------------------------------------------------------------------------------------------------------
Revenue per employee ($000's)                $     166             $     166                      $168 to $175           $200
--------------------------------------------------------------------------------------------------------------------------------
Revenue ($000's)                             $ 209,301             $ 208,741
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
ADJUSTED EBITDA (AS % REVENUE)
--------------------------------------------------------------------------------------------------------------------------------
Net loss                                            -5%                   -3%
--------------------------------------------------------------------------------------------------------------------------------
Net interest expense                                -1%                   -1%
--------------------------------------------------------------------------------------------------------------------------------
Income tax                                           2%                    1%
--------------------------------------------------------------------------------------------------------------------------------
Depreciation and amortization                       -8%                   -8%
--------------------------------------------------------------------------------------------------------------------------------
EBITDA                                               4%                    7%
--------------------------------------------------------------------------------------------------------------------------------
Acquisition and nonrecurring charges               -10%                   -8%
--------------------------------------------------------------------------------------------------------------------------------
Adjusted EBITDA                                     14%                   15%                         16% - 18%            25%
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
ADJUSTED OPERATING INCOME (AS % OF REVENUE)
--------------------------------------------------------------------------------------------------------------------------------
Operating loss                                      -5%                   -2%
--------------------------------------------------------------------------------------------------------------------------------
Acquisition and nonrecurring charges               -10%                   -8%
--------------------------------------------------------------------------------------------------------------------------------
Adjusted operating income                            5%                    6%                          8% - 10%            18%
--------------------------------------------------------------------------------------------------------------------------------

* Excludes acquisition and other nonrecurring charges of $23 million in 2002 and $18 million in the trailing twelve months ended Q1 2003


CONFERENCE CALL
The company will host a conference call to discuss its results, which will be broadcast online at www.spss.com/invest at 9:00 a.m. CDT on April 30, 2003. Those interested in participating in the live call should dial 800.946.0785 in the United States and 719.457.2661 internationally. A replay will be available via phone for one week after the call. In order to access it, participants should dial 888.203.1112 in the United States or 719.457.0820 internationally. Access code 314918 is required for the replay. An archived version of the call will also be made available online at www.spss.com/invest.


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SPSS REPORTS FIRST QUARTER 2003 RESULTS                                       10
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ABOUT SPSS INC.

SPSS Inc. (Nasdaq: SPSS) headquartered in Chicago, IL, USA, is a multinational computer software company providing technology that transforms data into insight through the use of predictive analytics and other data mining techniques. The company's solutions and products enable organizations to manage the future by learning from the past, understanding the present, as well as predicting potential problems and opportunities. For more information, visit www.spss.com.

SAFE HARBOR STATEMENT

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended: Certain statements in this press release are forward-looking statements. Such statements can be identified by phrases such as "should be," "planning" and "expects." Such statements also involve known and unknown risks, including market conditions and competition, which may cause the company's actual results, performance, achievements, or industry results, to be materially different than any future results, performance or achievements expressed or implied in or by such forward-looking statements. By way of example and not limitation, known risks and uncertainties include changes in: market conditions, especially in Asia; changes and/or product demand and acceptance; the competitive environment; product release schedules; and currency fluctuations. In light of these and other risks and uncertainties, the inclusion of a forward-looking statement in this release should not be regarded as a representation by the company that any future results, performance or achievements will be attained. The company assumes no obligation to update the information contained in this press release. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the company's periodic reports (copies of which are available from SPSS upon request).

          SUPPLEMENTAL DATA: NET REVENUES IN PRIOR REPORTING CATEGORIES


           -------------------------------------------------------------
           CATEGORY                    Q1 2003      Q1 2002     % CHANGE
           -------------------------------------------------------------
           Analytical solutions        $12,074      $10,337        17%
           ------------------------------------------------------------
           Market research               9,719        8,332        17%
           ------------------------------------------------------------
           Statistics                   20,376       21,300        -4%
           ------------------------------------------------------------
           ShowCase                      8,381        9,641       -13%
           ------------------------------------------------------------
           TOTAL NET REVENUES          $49,050       49,610        -1%
           ------------------------------------------------------------

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                                    SPSS Inc.
                      Consolidated Statements of Operations
                        (in thousands, except per share)
                                   (unaudited)



                                                                 Three Months Ended
                                                                      March 31                   Yr/Yr     % of total revenues
                                                                2003              2002          % Chg.      2003         2002
                                                                ----              ----          ------      ----         ----
Net revenues:
  License                                                    $ 20,570          $ 22,358           -8%         42%         45%
  Maintenance                                                  20,202            17,679           14%         41%         36%
  Services                                                      8,278             9,573          -14%         17%         19%
                                                             --------          --------                     ----         ---
Total net revenues                                             49,050            49,610           -1%        100%        100%

Operating expenses:

  Cost of license and maintenance revenues                      3,822             5,848          -35%          8%         12%
  Sales and marketing                                          28,354            30,754           -8%         58%         62%
  Research and development                                     10,927             8,108           35%         22%         16%
  General and administrative                                    3,954             5,960          -34%          8%         12%
  Special general and administrative                               --             1,655         -100%         --           3%
  Merger-related                                                   --             1,903         -100%         --           4%
  Acquired in-process technology                                   --               150         -100%         --          --
                                                             --------          --------                     ----         ---
Operating expenses                                             47,057            54,378          -13%         96%        109%
                                                             --------          --------                     ----         ---
Operating income (loss)                                         1,993            (4,768)         142%          4%         -9%

Other income:

   Net interest income                                              3                94          -97%         --          --
   Other income                                                   131                 7         1771%         --          --
                                                             --------          --------                     ----         ---

Other income                                                      134               101           33%         --          --
Income (loss) before income taxes and minority interest         2,127            (4,667)         146%          4%         -9%
Income tax expense (benefit)                                      766            (1,680)         146%          1%         -3%
                                                             --------          --------                     ----         ---
Income (loss) before minority interest                          1,361            (2,987)         146%          3%         -6%
Minority interest                                                  --               439         -100%         --          -1%
                                                             --------          --------                     ----         ---
Net income (loss)                                            $  1,361          $ (2,548)         153%          3%         -5%
                                                             ========          ========                     ====         ===

Basic net income (loss) per share                            $   0.08          $  (0.15)         153%

Shares used in basic per share computation                     17,145            16,782            2%

Diluted net income (loss) per share                          $   0.08             (0.15)         153%

Shares used in diluted per share computation                   17,281            16,782            3%


                                    SPSS Inc.
                      Consolidated Condensed Balance Sheet
                        (in thousands, except per share)
                                  (unaudited)


                                                         March 31    December 31
                                                           2003         2002
                                                         --------    -----------
ASSETS
Current assets:
     Cash and cash equivalents                           $ 23,024     $ 15,589

     Accounts receivable, net                              40,853       49,917

     Inventories                                            2,373        2,775

     Deferred tax assets, net                              13,134       13,962

     Prepaid expenses and other current assets             15,434       14,146
                                                         --------     --------
          Total current assets                             94,818       96,389



Equipment and leasehold improvements, net                  36,524       37,630

Capitalized software development costs, net                28,290       27,629

Other assets                                               85,700       87,088
                                                         --------     --------
          Total assets                                   $245,332     $248,736
                                                         ========     ========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:

     Notes payable                                       $  2,500     $  2,500

     Accounts payable                                      13,451       11,764

     Other current liabilities                             35,207       41,068


     Deferred revenues                                     44,043       43,603

Other noncurrent liabilities                               16,630       18,265
                                                         --------     --------
          Total liabilities                               111,831      117,200

Stockholders' equity                                      133,501      131,536
                                                         --------     --------

          Total liabilities and stockholders' equity     $245,332     $248,736
                                                         ========     ========